Exhibit 2.2

    List of Exhibits and Schedules Omitted from the Stock Purchase Agreement
                        Referenced in Exhibit 2.1 Hereof

      Pursuant to Regulation S-K, Item 601(b)(2), the Exhibits and Schedules to the Maxxon Stock Purchase Agreement, as listed below, have not been filed. The Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

EXHIBITS

Exhibit A   Environmental Escrow Agreement
Exhibit B   Holdback Escrow Agreement
Exhibit C   Condemnation Escrow Agreement

SCHEDULES

1.1         Stores
2.5         March 31, 1999 Balance Sheet
5.5         Actions
5.6         Approvals
5.7         Compliance with Laws Generally
5.8         Financial Statements
5.9         Certain Changes
5.10        Exceptions to Title
5.11(a)     Owned Stores
5.11(b)     Undeveloped Properties
5.11(c)     Leased Stores
5.11(e)     First Rights of Refusal
5.11(f)     Encroachments
5.11(g)     Pending or Threatened Condemnation
5.11(h)     Maps and Surveys
5.11(i)     Flood Hazard Areas
5.11(j)     Tax Lots
5.12(a)     Leases
5.12(c)     Approvals Required by Lessors
5.13        Insurance
5.14        Contracts
5.15        Employment Law Matters
5.16(b)     Compliance with Environmental Laws
5.16(d)     Environmental Approvals and Reports
5.16(g)     Underground Storage Tanks
5.18(a)     Company Owned Equipment
5.18(b)     Third Party Equipment
5.20        Sufficiency of Assets
5.21        Tax Audits
5.21(h)     Tax Issues
5.21(p)     Additional Taxes
5.24        Affiliate Transactions
5.25        Employee Benefit Plans
5.26        Intellectual Property
5.28        Undisclosed Liabilities

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9.4         Approval Exceptions
9.9(b)      Environmental Matters
10.7        Guarantees
11.3(a)     Identified Petroleum Releases
11.3(c)     Above Ground Tanks